Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-266879, 333-255675, 333-233182, 333-213044, 333-190355, 333-183077, 333-176181, 333-168680, 333-161229, 333-152757, 333-145182, 333-138532, 333-127156, 333-117990, 333-107710, 333-99525, 333-67430, 333-44222 and 333-39432) on Form S-8 and (No. 333-250800) on Form S-3 of our report dated May 24, 2023, with respect to the consolidated financial statements of Electronic Arts Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Santa Clara, California
May 24, 2023